Exhibit 10.11

TRANSACTION SERVICES AGREEMENT

This Transaction Services Agreement (this “Agreement”) is made and entered into as of 17 June 2010, by and between Bain Capital Everest US Holding Inc., a Delaware company (the “Company”) and Bain Capital Partners, LLC, a Delaware limited liability company (the “Advisor”). Certain defined terms that are used but not otherwise defined herein have the meanings given to such terms in Section 10.

WHEREAS, Transaction Services (as defined herein) have been rendered since 11 May 2010 and shall continue to be rendered to the Company and certain of its Subsidiaries and Affiliates (each, a “Beneficiary Affiliate”) in connection with the transactions contemplated by, and consequential upon, the Acquisition Agreement and future transactions;

WHEREAS, the Company hereby confirms its wish to retain the Advisor, and the Advisor confirms its wish to be retained, to provide the Transaction Services to the Company and to each of the Beneficiary Affiliates; and

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. Term. This Agreement shall be in effect for an initial term commencing on the Effective Date and ending on the tenth (10th) anniversary thereof (the “Term”), which initial term shall be automatically extended thereafter on a year-to-year basis unless the Advisors provide written notice of the desire to terminate this Agreement to the Company at least ninety (90) days prior to the expiration of the Term or any extension thereof. Notwithstanding anything to the contrary in this Agreement, this Agreement may be terminated prior to the tenth (10th) anniversary of the Effective Date upon (i) a willful material breach of this Agreement by a party which is not cured within thirty (30) days of receipt of a written notice from the other party requiring cure, (ii) the earlier of (A) consummation of a Change of Control, or (B) an Initial Public Offering (and in each case this Agreement shall terminate automatically without further act of the parties), (iii) written agreement of the Company and the Advisor, or (iv) the Advisor otherwise serving a written termination notice on the Company. The provisions of Sections 6 to 20 (inclusive) shall survive any termination of this Agreement.

2. Transaction Services. The parties hereto agree that certain transaction-specific services, as further described below (collectively, the “Transaction Services”) shall be performed from the Effective Date for the benefit of the Company and the Beneficiary Affiliates. The Transaction Services provided may be evidenced by documentation to be agreed upon between the Company and the Advisor. The Transaction Services shall be provided in connection with the transactions described in Sections 3(a) and 3(b), and may include, without limitation, the following:

(a) advice and support relating to the identification, negotiation and analysis of specific acquisitions and dispositions by any of the Company or the Beneficiary Affiliates, including, without limitation, any share, asset or debt purchase or disposition;

(b) advice and support relating to the negotiation of transaction-specific financing (and consideration of financing alternatives), including, without limitation, in connection with acquisitions, capital expenditures and refinancing of existing indebtedness;

(c) other advice relating to transaction-specific finance , including assistance in the preparation of financial projections and monitoring of compliance with financing agreements;

(d) advice relating to transaction-specific marketing issues, including assessment of marketing plans and strategies relating to specific transactions;

(e) advice relating to transaction-specific human resource issues, including searching and hiring of executives with respect to specific transactions; and

(f) other transaction-specific services for the Company or the Beneficiary Affiliates upon which the boards of directors of the Company and the Advisor agree.

Legal services will not be provided by the Advisor. The Transaction Services will be conducted in support of the members of management and boards of directors of the Company and the Beneficiary Affiliates and, for the avoidance of doubt, such services shall be considered provided by outside consultants, not managers, of the Company and the Beneficiary Affiliates. Pursuant to this Agreement, the Advisor shall not have any authority or power to commit the Company and/or its Subsidiaries to any contracts with third parties.

3. Transaction Fees and Expenses.

In consideration for Transaction Services performed from the Effective Date for the Company or the Beneficiary Affiliates, the Company hereby agrees to pay (or to procure that any one or more Beneficiary Affiliates shall pay), the following transaction fees (collectively, the “Transaction Fees”):

(a) In connection with the consummation of the Acquisition and transactions consequential thereon, the Company agrees to pay (or shall procure that any one or more of the Beneficiary Affiliates shall pay) a transaction fee in an aggregate amount equal to fifteen million United States Dollars (US$15,000,000) plus VAT (if applicable). In addition, the Company will reimburse the Advisor or its designee, by wire transfer of immediately available funds on the Effective Date, for its reasonable travel expenses and other reasonable out of pocket fees and expenses (including without limitation the fees and expenses of accountants, attorneys and other advisors retained by the Advisor) incurred in connection with the investigation, negotiation, and consummation of the Acquisition.

(b) In connection with (i) the consummation of each acquisition (other than the Acquisition) including, without limitation, any share, asset or debt purchase, (ii) the consummation of each divestiture including, without limitation, any share, asset or debt divestiture, (iii) the provision of advice to management regarding each transaction that results in a Change of Control of the Company or any Beneficiary Affiliate, and/or (v)

debt or equity financing, by, of or involving the Company or any Beneficiary Affiliates, the Company agrees to pay (or shall procure that a Beneficiary Affiliate shall pay), to the extent lawfully permitted, an aggregate transaction fee in an amount equal to one percent (1%) of the aggregate consideration for such transaction (in each case, whether such transaction is by way of merger, purchase or sale of stock or other securities, purchase or sale or other disposition of assets or debt, recapitalization, reorganization, consolidation, tender offer, public offering, or otherwise and whether consummated directly by the Company and/or any of the Beneficiary Affiliates or indirectly by, of or involving any of their respective equity owners or corporate parents), plus VAT in each case where it is applicable.

All Transaction Fees shall be paid by wire transfer in cash or other immediately available funds to the account(s) designated by the Advisor.

4. Recharge of Fees. The Advisor acknowledges that the Company may recharge to the Beneficiary Affiliates such proportion of the Transaction Fees that it pays and as relates to the benefit provided to such Beneficiary Affiliates by the relevant Transaction Services. The Advisor shall, if requested, provide the Company and the Beneficiary Affiliates with such evidence as they may reasonably request of the Transaction Services provided for the benefit of the Company and such Beneficiary Affiliates.

5. Personnel. The Advisor shall provide and devote to the performance of this Agreement such partners, employees and agents of the Advisor as the Advisor shall deem appropriate to the furnishing of the Transaction Services; provided however that, no minimum number of hours is required to be devoted by the Advisor on a weekly, monthly, annual or other basis.

6. Liability. None of the Advisor or its Affiliates (or their respective members, managers, affiliates, officers, controlling persons, fiduciaries, employees and agents in their capacity as such) (collectively, the “Advisor’s Group”) shall be liable to any of the Company or the Beneficiary Affiliates for any Loss arising out of or in connection with the performance of the Transaction Services contemplated by this Agreement. The Advisor makes no representations or warranties, express or implied, in respect of the Transaction Services. Except as the Advisor may otherwise agree in writing after the date hereof: (a) each member of the Advisor’s Group shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly (i) engage in the same or similar business activities or lines of business as the Company or any of the Beneficiary Affiliates or (ii) do business with any client or customer of the Company or any of the Beneficiary Affiliates; (b) no member of the Advisor’s Group shall be liable to the Company or any of the Beneficiary Affiliates for breach of any duty (contractual or otherwise) by reason of any the activities referenced in (i) above or of such member’s participation therein; and (c) in the event that any member of the Advisor’s Group acquires knowledge of a potential transaction or matter that may constitute an opportunity (or potential opportunity) for any of the Company or the Beneficiary Affiliates, no member of the Advisor’s Group shall have any duty (contractual or otherwise) to communicate or present such corporate opportunity to the

Company or any of the Beneficiary Affiliates, and, notwithstanding any provision of this Agreement to the contrary, no member of the Advisor’s Group shall be liable to the Company or any of the Beneficiary Affiliates for breach of any duty (contractual or otherwise) by reason of the fact that any member of the Advisor’s Group directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present such opportunity to the Company or any of the Beneficiary Affiliates. In no event will any member of the Advisor’s Group be liable to any of the Company or any of the Beneficiary Affiliates for any indirect, special, incidental or consequential damages, including lost profits or savings, whether or not such damages are foreseeable, or in respect of any liabilities relating to any third party claims (whether based in contract, tort or otherwise) third party Claims (whether based in contract, tort or otherwise) but excluding Claims under Section 7.

7. Indemnity. In consideration of the execution and delivery of this Agreement by the Advisor, the Company shall indemnify, exonerate and hold each member of the Advisor’s Group (collectively, the “Indemnitees”), each of whom is an intended third party beneficiary of this Agreement and may specifically enforce the Company’s obligations hereunder (including but not limited to the obligations specified in this Section 7), free and harmless from and against any and all Loss arising from any Claim (collectively, the “Indemnified Liabilities”), incurred by the Indemnitees or any of them as a result of, arising out of, or in any way relating to the execution, delivery, performance, enforcement or existence of this Agreement or the Transaction Services contemplated hereby, except for any such Indemnified Liabilities arising from such Indemnitee’s gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. For purposes of this Section 7, none of the circumstances described in the limitations contained in the immediately preceding sentence shall be deemed to apply absent a final non-appealable judgment of a court of competent jurisdiction to such effect, in which case to the extent any such limitation is so determined to apply to any Indemnitee as to any previously advanced indemnity payments made by the Company, then such payments shall be promptly repaid by such Indemnitee to the Company. The rights of any Indemnitee to indemnification hereunder will be in addition to any other rights any such person may have under any other agreement or instrument referenced above or any other agreement or instrument to which such Indemnitee is or becomes a party or is or otherwise becomes a beneficiary or under law or regulation. The Company hereby agrees that the Company is the indemnitor of first resort (i.e., its obligations to Indemnitees under this Agreement are primary and any obligation of the Advisor (or any Affiliate thereof) to provide advancement or indemnification for the same Indemnified Liabilities (including all interest, assessments and other charges paid or payable in connection with or in respect of such Indemnified Liabilities) incurred by Indemnitees are secondary), and if the Advisor or any Affiliate thereof pays or causes to be paid, for any reason, any amounts otherwise indemnifiable hereunder or under any other indemnification agreement (whether pursuant to contract, bylaws or charter) with any director or officer of the Company, then (i) the Advisor (or such Affiliate, as the case may be) shall be fully subrogated to all rights of Indemnitee with respect to such payment and (ii) the Company shall reimburse the

Advisor (or such Affiliate, as the case may be) for the payments actually made and waives any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any Claim or remedy of any Indemnitee against any Indemnitee, whether such Claim, remedy or right arises in equity or under contract, statute, common law or otherwise, including any right to claim, take or receive from any Indemnitee, directly or indirectly, in cash or other property or by set-off or in any other manner, any payment or security or other credit support on account of such Claim, remedy or right.

8. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal, or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect the validity, legality, or enforceability of any other provision of this Agreement in such jurisdiction or affect the validity, legality, or enforceability of any provision in any other jurisdiction. Instead, this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal, or unenforceable provision had never been contained herein.

9. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered personally to the recipient, (b) when telecopied to the recipient (with hard copy sent to the recipient by internationally reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m., local time in the jurisdiction of recipient on a Business Day, and otherwise on the next Business Day, or (c) two (2) Business Days after being sent to the recipient by internationally reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the parties hereto at the addresses set forth below.

To the Company:

Bain Capital Everest US Holding Inc. c/o Bain Capital Partners, LLC 590 Madison Avenue, 42nd Floor New York, NY 10022 United States of America

Fax:	+1 (212) 421-2225
Attention:	General Counsel

To the Advisor:

Bain Capital Partners, LLC 111 Huntington Avenue Boston,

MA 02199 United States of America

Fax:	+1 617-516-2010
Attention:	Sean Doherty

with a copy (which shall not constitute notice) to: Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022 United States

Telephone:	+1 212-446-4800
Fax:	+1 212-446-4900
Attention:	Eunu Chun

10. Certain Definitions. For purposes of this Agreement:

(a) “Acquisition” means the acquisition by the Company and certain of its Beneficiary Affiliates of the Business;

(b) “Acquisition Agreement” means the Sale and Purchase Agreement dated 25 March 2010 by and among the Dow Chemical Company, Styron LLC, Styron Holding B.V. and STY Acquisition Corp;

(c) “Advisor” has the meaning set forth in the preamble;

(d) “Advisor’s Group” has the meaning set forth in Section 7;

(e) “Affiliate” shall mean, with respect to any Person, (i) any other Person which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person (for the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise), or (ii) if such Person or other Person is an investment fund, any other investment fund the primary investment advisor to which is the primary investment advisor to either Person or an Affiliate thereof, and in relation to the Company includes for the avoidance of doubt any Subsidiary of Bain Capital Everest Manager Holding S.C.A;

(f) “Agreement” has the meaning set forth in the preamble;

(g) “Beneficiary Affiliate” and “Beneficiary Affiliates” have the meanings set forth in the preamble;

(h) “Business” means such of the business, assets and shares of certain companies comprising the Styron group which are the subject of the acquisitions under the Acquisition Agreement;

(i) “Business Day” means any day from Monday to Friday (inclusive) other than public bank holidays during normal working hours in New York, New York, United States of America, London, England and the Grand Duchy of Luxembourg;

(j) “Change of Control” means any (i) sale or transfer by any of the Company or the Beneficiary Affiliates of all or substantially all of the Company’s or Beneficiary Affiliates’ respective assets on a consolidated basis, (ii) consolidation, merger or reorganization of the Company or the Beneficiary Affiliates with or into any other entity or entities as a result of which the holders of the Company’s or Beneficiary Affiliates’ outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the board of directors immediately prior to such consolidation, merger or reorganization cease to own the outstanding capital stock of the surviving corporation possessing the voting power (under ordinary circumstances) to elect a majority of the surviving corporation’s board of directors, or (iii) issuance by the Company or the Beneficiary Affiliates or sale or transfer to any third party of shares of the Company’s or Beneficiary Affiliates’ capital stock by the holders thereof as a result of which the holders of the Company’s or Beneficiary Affiliates’ outstanding capital stock possessing the voting power (under ordinary circumstances) to elect a majority of the board of directors immediately prior to such sale or transfer cease to own the outstanding capital stock of the Company or Beneficiary Affiliates possessing the voting power (under ordinary circumstances) to elect a majority of the board of directors;

(k) “Claim” means any action, claim, cause of action, suit or similar;

(1) “Company” has the meaning set forth in the preamble;

(m) “Effective Date” means the completion date of the Acquisition;

(n) “Indmenitees” has the meaning set forth in Section 7;

(o) “Indemnified Liabilities” has the meaning set forth in Section 7;

(p) “Initial Public Offering” shall mean the initial public offering and sale of shares of capital stock of the Company or any Beneficiary Affiliate (or any successor of either) for cash pursuant to an effective registration statement under the Securities Act of 1933, as amended or equivalent foreign securities laws (other than a registration statement on Form S-4 or S-8 (or any similar or successor form))

(q) “Loss” means losses, liabilities, damages, costs and/or expenses in connection therewith, including without limitation all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and costs of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, responding to a subpoena, or otherwise participating in, any proceeding including, but not limited to, litigation expenses incurred after the date on which none of the Advisor’s respective Affiliates or associated investment funds own an interest in the Company, the premium for appeal bonds, attachment bonds or similar bonds and all interest, assessments and other charges paid or payable in connection with or in respect of any such expenses;

(r) “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(s) “Subsidiary” and “Subsidiaries” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity;

(t) “Tax” means any tax, assessment or other central or local government charge of any nature whatsoever of any jurisdiction;

(u) “Term” has the meaning set forth in Section 1;

(v) “Transaction Fees” has the meaning set forth in Section 3;

(w) “Transaction Services” has the meaning set forth in Section 2; and

(x) “VAT” means any value added, sales, turnover, consumption or similar Tax of any jurisdiction.

11. Assignment. No party may assign or delegate any obligations hereunder to any other entity without the prior written consent of the other parties (which consent shall not be unreasonably withheld or delayed).

12. Amendment and Waiver. Except as otherwise provided herein, no modification, amendment, or waiver of any provision of this Agreement shall be effective against any party hereto unless such modification, amendment, or waiver has been approved in writing by such party. No course of dealing or the failure of any party to enforce any of the provisions of this Agreement shall in any way operate as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

13. Successors. This Agreement and all the obligations and benefits hereunder shall bind and inure to the benefit of and be enforceable by the parties hereto and the respective successors and assigns of each of them.

14. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement.

15. Remedies. Any person having rights under any provision of this Agreement shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor.

16. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

17. Governing Law. All issues concerning this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of New York.

18. Business Days. If any time period for giving notice or taking action hereunder expires on a day other than a Business Day, the time period shall automatically be extended to the Business Day immediately following such day.

19. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

20. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Transaction Services Agreement as of the date first written above.

COMPANY:

Bain Capital Everest US Holding Inc.

Acting by:

/s/ Stephen M. Zide
Name:	Stephen M. Zide
Title:	President

Name:
Title:

BAIN:

Bain Capital Partners, LLC

By:	/s/ Stephen M. Zide
Name:	Stephen M. Zide
Its:	Managing Director